                                                                    EXHIBIT 10.9

                                LICENSE AGREEMENT

         This Agreement is made between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 111 Market Place, Suite 906, Baltimore, MD 21202 (hereinafter referred to as "JHU") and GMP Genetics, Inc., a Delaware corporation (hereinafter the "Company"), having an address at 1 East Broward Blvd., Ft. Lauderdale, Florida 33301, as of January 14, 2000 ("EFFECTIVE DATE").

                                   WITNESSETH:

         WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

         WHEREAS, valuable inventions entitled "Mono-Allelic Mutation Analysis" (JHU Ref. DM-9989) and "Converting Diploidy to Haploidy for Genetic Diagnosis" (JHU ref. DM-3574) were developed during the course of research conducted by Drs. Bert Vogelstein, Ken Kinzler, Nickolas Papadopoulos and Hai Yan (all hereinafter, "Inventors" and Dr. Vogelstein being an employee of Howard Hughes Medical Institute, hereinafter "HHMI"); and

         WHEREAS, JHU has acquired through assignment all rights, title and interest, with the exception of certain retained rights by HHMI, in said valuable invention; and

         WHEREAS, Company desires to commercially develop, manufacture, use and distribute such products and processes throughout the world;

         NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

         1.1      "PATENT RIGHTS" shall mean the following:

         (a) US. patent 5,750,352, entitled "Mono-Allelic Mutation Analysis", corresponding Canadian application 2,229,558 & European application 96930551.5 (DM-9989),

         (b) U.S. provisional patent application Serial No. 60/158,160 filed on October 8, 1999, U.S. utility application Serial No. (to be determined) filed on December 15, 1999, both assigned to JHU entitled "Converting Diploidy to Haploidy for Genetic Diagnosis" (DM-3574),

         (c) The inventions disclosed and claimed in (a) and (b) above, and all continuations, divisions, continuations-in-part directed to subject matter specifically described in the U.S. utility applications above, and reissues based thereof, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

         1.2 "LICENSED PRODUCT(S)" means any material, compositions, diagnostic kit, or other product, the manufacture, use, import, offer to sell or sale of which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

         1.3 "LICENSED SERVICE(S)" means the performance on behalf of a third party of any method including a diagnostic service or the manufacture of any product or the use of any product or composition which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of the PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe).

         1.4 "NET SALES", subject to Paragraph 4.12, below, shall mean gross sales revenues received by Company or AFFILIATED COMPANIES from their sale of LICENSED PRODUCT(S) less trade discounts allowed, refunds, returns and recalls, sales taxes, freight, storage and delivery costs, sales taxes, discounts or rebates accrued, incurred or paid to Federal Medicaid or State Medicare or other payors and amounts exactly repaid or credited by reason of rejections or the return of LICENSED PRODUCTS (due to recalls, dating or other reasons). In the event that Company or AFFILIATED COMPANIES sell a LICENSED PRODUCT(S) in combination with other ingredients or substances or as part of a kit, the NET SALES for purposes of royalty payments shall be based on that portion of the sales revenues and fees derived from that component of the kit which could independently be sold as a LICENSED PRODUCT.

         1.5 "NET SERVICE REVENUES", subject to Paragraph 4.12, below, shall mean actual gross revenues received by Company or AFFILIATED COMPANIES for the performance by them of LICENSED SERVICE less sales and/or use taxes less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE, and discounts or rebates accrued, incurred or paid to Federal Medicaid or State Medicare or other payors and amounts exactly repaid or credited by reason of rejection of services (due to recalls, dating or other reasons).

         1.6 "LICENSED FIELD" shall mean all diagnostic, scientific, forensic and therapeutic applications and all equipment, materials, devices and/or services that provide or perform such functions.

         1.7 "AFFILIATED COMPANY" OR "AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company. For purposes of this Paragraph 1.7, control shall mean the direct or indirect ownership of at least fifty percent (50%) of the voting securities of the controlled entity.

         1.8 "EXCLUSIVE LICENSE" shall mean a grant by JHU to Company of its entire right and interest in the PATENT RIGHTS, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of JHU and HHMI to make, have made, provide and use for their and The Johns Hopkins Health Systems' non-profit purposes PATENT RIGHTS, LICENSED PRODUCT(S) and LICENSED SERVICES (but not for commercial sale or use).

         1.9 "SUBLICENSE REVENUES", shall mean consideration of any kind received by the Company or Affiliated Companies from a sublicensee for sales of LICENSED PRODUCTS, for providing LICENSED SERVICES, or for fees received, such as upfront fees or milestone fees and including any premium paid by the sublicensee over Fair Market Value for stock of the Company or an Affiliated Company in consideration for such sublicense. However, not included in SUBLICENSE REVENUES are amounts paid to the Company or an Affiliated Company by the sublicensee for product development, research work, clinical studies and regulatory approvals performed by or for the Company or Affiliated Companies, or third parties on their behalf pursuant to a specific agreement including a performance plan and commensurate budget. The term "Fair Market Value" as used in this Paragraph 1.9 shall mean the average price that the stock in question is publicly trading at for twenty (20) days prior to the announcement of its purchase by the sublicensee or if the stock is not publicly traded, the value of such stock as determined by the most recent private financing of the Company or Affiliated Company that issued the shares.

                               ARTICLE 2 - GRANTS

         2.1 Subject to the terms and conditions of this Agreement, JHU hereby grants to the Company an EXCLUSIVE LICENSE to make, have made, use, import, offer to sell and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the United States and worldwide under the PATENT RIGHTS in the LICENSED FIELD.

         2.2 Company may sublicense to others under this Agreement and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed. Each sublicense shall be consistent with the terms of this Agreement. In the event the Company desires to grant a sublicense, it shall have the right to submit the form of the proposed sublicense agreement to JHU and within 10 business days of the receipt of that form JHU shall issue a letter to the Company stating that the proposed agreement is in compliance with this paragraph or, if not, stating the changes required to make it compliant.

                         ARTICLE 3 - PATENT INFRINGEMENT

         3.1 Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

         3.2 Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at its own expense.

*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


         3.3 If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within six (6) months of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom. The Company shall reasonably cooperate in any such litigation at its own expense.

         3.4 Any recovery by Company under Paragraph 3.2 shall be deemed to reflect loss of commercial sales, and Company shall pay to JHU the same percent of the recovery net of all reasonable costs and expenses associated with each suit or settlement as if such net constituted NET SALES. If the cost and expenses exceed the recovery, then one-half (1/2) of the excess shall be credited against royalties payable by Company to JHU hereunder in connection with sales or services in the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.4 shall not exceed fifty percent (50%) of the royalties otherwise payable to JHU with regard to sales or services in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

                    ARTICLE 4 - PAYMENTS, ROYALTY AND EQUITY

         4.1 Company will reimburse JHU for the reasonable costs of preparing, filing, maintaining and prosecuting PATENT RIGHTS. Through the date of this License Agreement the aggregate of all such costs shall not exceed $40,000. Company shall reimburse JHU within thirty (30) days of receipt of invoice from JHU.

         4.2 The Company shall pay to JHU a nonrefundable initial licensing fee of [***]. This fee shall be paid according to the following schedule:

*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


         [***] shall be paid within thirty (30) days of the EFFECTIVE DATE of this Agreement (this includes a processing fee of [***] from the JHU portion of the proceeds).

         On the first anniversary of the EFFECTIVE DATE of this Agreement, [***] is due.

         On the second anniversary of the EFFECTIVE DATE of this Agreement, [***] is due.

         These payments are nonrefundable and shall not be credited against royalties or other fees.

         4.3 The Company shall pay to JHU a [***] annual maintenance fee due within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement. Such fees are nonrefundable and shall not be credited against royalties or other fees.

         4.4 The Company shall issue to JHU within sixty (60) days of the EFFECTIVE DATE shares of Company common stock in such amounts that after issuance of those shares JHU shall own [***] of the total outstanding shares of Company on a fully diluted basis. The [***] equity interest of JHU in Company evidenced by the JHU shares shall not be subject to dilution until Company is financed with a minimum of [***].

         4.5 The Company shall pay to JHU, as a flat running royalty, for each LICENSED PRODUCT sold, and for each LICENSED SERVICE provided by the Company or AFFILIATED COMPANIES [***] of NET SALES and NET SERVICES for the term of this Agreement. An additional flat [***] royalty on Company's and AFFILIATED COMPANIES NET SALES and NET SERVICES shall be due JHU during

*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


such periods that the JHU equity shares received pursuant to paragraph 4.4 have a value of less than [***] at the time the revenues are received by Company. The Company shall pay to JHU, as a flat running royalty, [***] percent of the SUBLICENSE REVENUES received by the Company or AFFILIATED COMPANIES for the term of this Agreement. An additional flat [***] royalty on the SUBLICENSE REVENUES received by the Company or AFFILIATED COMPANIES shall be due JHU during such periods that the JHU equity shares received pursuant to paragraph 4.4 have a value of less than [***] at the time the revenues are received by Company. For purposes of this paragraph, the value of the Company shares owned by JHU shall be based upon the price paid per share in the last round of private financing of a similar type security or the then-current market share price, if publicly traded, multiplied by the number of shares received by JHU, adjusted for any stock splits or stock dividends. Such payments shall be made quarterly as provided in Paragraph 4.7.

         4.6 The following minimum annual royalties shall be due within thirty (30) days of the anniversary of the EFFECTIVE DATE (said minimum annual royalties shall be credited against running royalties due in the same period):

         3rd though 5th year              [***]
         6th and each subsequent year     [***]

         4.7 The Company shall pay to JHU the following milestone payments (not creditable against earned royalty) within thirty (30) days of the events indicated below:

         Milestone payments shall be made on the occurrence of the following events:

                 EVENT                                            PAYMENT
                 -----                                            -------

Filing of the first IDE with the FDA of a
LICENSED PRODUCT or LICENSED
SERVICE                                                             [***]

The first FDA commercial approval of
a LICENSED PRODUCT or LICENSED

*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


SERVICE                                   [***]

In the event that FDA approval is not required, such payments shall be made at such time as the Company has received in the aggregate [***] in revenues from the sale of LICENSED PRODUCTS, LICENSED SERVICES or SUBLICENSE REVENUES.

         4.8 The Company shall provide to JHU within forty-five (45) days of the end of each March, June, September and December after the EFFECTIVE DATE of this Agreement, a written report to JHU of the amount of LICENSED PRODUCTS sold, and LICENSED SERVICES provided by the Company and Affiliated Companies, the total associated NET SALES and NET SERVICE REVENUES, the total SUBLICENSE REVENUES and the running royalties due to JHU as a result of NET SALES, NET SERVICE REVENUES, and SUBLICENSE REVENUES for the applicable calendar quarter. Payment of any such royalties due shall accompany such report. Until the Company, an AFFILIATED COMPANY or a sublicensee has achieved a first commercial sale of a LICENSED PRODUCT and received FDA market approval, if applicable, a report shall be submitted at the end of every June and December after the EFFECTIVE DATE of this Agreement and will include a full written report describing the Company's, AFFILIATED COMPANIES or sublicensee's technical efforts towards meeting the milestones in Article 6.

         In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the annual rate of the sum of (a) two percent (2%) plus
(b) the prime interest rate quoted by The Wall Street Journal on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided, however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such royalty payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of JHU to seek any other remedy, legal or equitable, to which it may be entitled under this Agreement because of the delinquency of any payment.

         4.9 The Company shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 4.8, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.8. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. The Company shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten
(10) business days' written notice to the Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to five percent (5%) or more of such payment, such costs shall be borne by the Company. The Company shall include in any agreement with its AFFILIATED COMPANIES or its sublicensees which permits such party to make, use or sell the LICENSED PRODUCT(S) or provide LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED SERVICES and other information as required in Paragraph 4.8 and permit JHU to inspect such records as required by this Paragraph 4.9.

         4.10 No royalties shall be payable on LICENSED PRODUCT sales or LICENSED SERVICE activities between the Company and any AFFILIATED COMPANIES, in which event the royalty shall be based upon the NET SALES or NET SERVICE REVENUES of the AFFILIATED COMPANY.

         4.11 No multiple royalties shall be due and payable because any LICENSED PRODUCTS or LICENSED SERVICES are covered by more than one patent which is within the definition of PATENT RIGHTS.

         4.12 In order to insure JHU the full royalty payments contemplated hereunder, the Company agrees that in the absence of a written consent by JHU to the terms of any agreement, understanding, or arrangement between the Company or any AFFILIATED

COMPANY and a corporation, firm or association (hereinafter referred to as an "Inside Customer") under which the Company or an AFFILIATED COMPANY has or will receive other consideration in connection with LICENSED PRODUCTS (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) any royalties on LICENSED PRODUCT sold or LICENSED SERVICE provided by the Company or an AFFILIATED COMPANY to such Inside Customer from such Inside Customer shall be based upon the greater of: 1) the net selling price at which the Insider Customer resells LICENSED PRODUCTS or provides LICENSED SERVICES, 2) the net service revenues received by the Inside Customer from using the LICENSED PRODUCT in providing a service, 3) the fair market value of the LICENSED PRODUCT or LICENSED SERVICES, or 4) the net selling price of LICENSED PRODUCTS paid by the Inside Customer. In the event JHU is requested to consent to an agreement with an Inside Customer, JHU agrees to act promptly in the matter. The preceding not withstanding, any amounts paid to the Company or an AFFILIATED COMPANY by an Inside Customer in connection with LICENSED PRODUCTS which funds are to be used for product development, research work, equipment purchases, facilities development, clinical studies and regulatory approvals performed by or for the Company or AFFILIATED COMPANIES, or third parties on their behalf shall not be deemed other consideration that would trigger the alternative royalty payment calculations described in this Paragraph.

         4.13 JHU agrees that no royalties shall be due for the internal use of the LICENSED PRODUCTS or LICENSED SERVICES for research and commercial development purposes by the Company and AFFILIATED COMPANIES or for use by third parties providing research and development activities on behalf of the Company or AFFILIATED COMPANIES in seeking governmental and professional approvals, certifications or endorsements, or for training purposes, except where the Company or any AFFILIATED COMPANY receives revenues for the sale of the LICENSED PRODUCT or SERVICES to the organization using the device for such stated proposes.

         4.14     All payments under this Agreement shall be made in U.S.
Dollars.

             ARTICLE 5 - PATENT RIGHTS AND CONFIDENTIAL INFORMATION

         5.1 The Company, at its own expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS and the Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. JHU-owned cases which are filed, prosecuted or maintained by other than JHU retained counsel shall be filed, prosecuted and maintained in the best interest of JHU. Such counsel shall acknowledge that they represent JHU. JHU shall be copied directly on all patent correspondence, provided copies of all correspondence received from any patent office and provided drafts of any papers or applications to be filed at least two weeks prior to patent office submission for JHU comment. JHU comments shall be considered and reasonably incorporated and JHU agrees to reasonably and promptly cooperate in the execution and delivery of documentation required in connection with such matters. Such patent counsel shall not file any cases which incorporate new matter or new cases in which inventorship has been changed from that of the originally filed patents within PATENT RIGHTS without written permission of JHU. Should applications not be prosecuted in JHU's best interest, JHU may revoke power of attorney granted to the non-JHU retained counsel. In any country where the Company elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and the Company thereafter shall not be licensed under such patent or patent application.

         5.2 Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and sublicensees of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

         5.3 If necessary, the parties will exchange information, which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed by the recipient to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. The recipient's obligations under this Paragraph 5.3 shall not extend to any part of the information:

         a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

         b. that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

         c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

         d. that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party; or

         e. that is required to be disclosed by law, government regulation or court order.

The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. JHU's, the Company's, AFFILIATED COMPANIES, and sublicensees' obligations under this Paragraph 5.3 shall extend until three (3) years after the termination of this Agreement. Upon written request of the disclosing party, the other party shall return or destroy all copies of materials containing confidential information of the disclosing party.

                  ARTICLE 6 - TERM, MILESTONES AND TERMINATION

         6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue twenty (20) years from the EFFECTIVE DATE of this Agreement.

         6.2 Company shall exercise best efforts in a commercially reasonable manner to develop and commercialize the LICENSED PRODUCT(S) and LICENSED SERVICE(S) using good scientific judgment. To this end, Company shall, if FDA approval is required, submit to JHU within three months following the EFFECTIVE DATE of this Agreement, a development plan for seeking FDA approval.

         6.3 After regulatory approval has been obtained from the FDA, if applicable, Company shall exercise commercially reasonable efforts to market, directly or indirectly, a product included in LICENSED PRODUCTS or a service included in LICENSED SERVICES, in the U.S. and worldwide, conditioned upon obtaining regulatory approval in each particular foreign nation or region. Company shall also exercise commercially reasonable efforts to develop other LICENSED PRODUCTS suitable for different indications, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific and business judgment would deem possible.

         6.4 After clinical or other evidence, provided in writing by JHU or by another party, to Company, demonstrates the practicality of a particular diagnostic technique which is not being developed or commercialized by Company in a country in which a patent application covering the PATENT RIGHTS has been filed by the Company, Company shall either provide JHU with a reasonable development plan and start development or attempt to reasonably sublicense the particular technology to a third party within that country. If within six (6) months of such notification by JHU, Company has not initiated such development efforts or sublicensed that particular diagnostic technique within that country, and has failed to initiate such action within sixty days after receiving written notice from JHU that the efforts during the six (6) month period were inadequate, JHU may terminate this license for such particular diagnostic technique within that country as its sole and exclusive remedy for the Company's failure to meet such requirements. This Paragraph 6.4 shall not be applicable if Company reasonably demonstrates to JHU that commercializing such LICENSED PRODUCT(S) or granting such a sublicense would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCTS developed and being sold by Company.

         6.5 Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default in writing and a period of sixty (60) days after receipt of such notice to correct the default or breach or thirty (30) days in the case of a financial default or breach. If the default or breach is not corrected within said sixty
(60) or thirty (30) day period, the party not in default shall have the right to terminate this Agreement. Failure to meet any of the milestones in paragraph 6.2 shall be considered a breach.

         6.6 Company may terminate this Agreement and the license granted herein, for any reason, upon giving JHU sixty (60) days written notice.

         6.7 Termination shall not affect JHU's right to recover due and unpaid royalties or fees or reimbursement for patent expenses incurred pursuant to Paragraph 4.1 prior to termination. Upon termination all rights in and to the licensed technology shall revert to JHU at no cost to JHU, provided that JHU shall honor sublicensee agreements in the event the sublicensee cures any payment defaults and agrees to directly assume the obligations of the Company under this Agreement and to make all payments directly to

JHU. In this connection JHU agrees to promptly issue, from time to time, upon written request, estoppel certificates in favor of the Company, AFFILIATED COMPANIES, sublicensees or potential sublicensees setting forth the status of this Agreement and, if in default, the conditions required to cure the same.

                            ARTICLE 7 - MISCELLANEOUS

         7.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

FOR JHU:                   Assistant Dean and Director
                           Office of Technology Licensing
                           The Johns Hopkins University
                           School of Medicine
                           111 Market Place, Suite 906
                           Baltimore, MD 21202

FOR Company:               Bart Chernow, M.D.
                           President
                           GMP Genetics, Inc.
                           1 East Broward Blvd.
                           Ft. Lauderdale, FL 33301

         7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

FOR JHU:                   Assistant Dean and Director
                           Office of Technology Licensing
                           The Johns Hopkins University
                           School of Medicine
                           111 Market Place, Suite 906
                           Baltimore, MD 21202

Or, such other addressee which JHU may designate in writing from time to time. Checks are to be made payable to "The Johns Hopkins University". Wire transfers may be made through:
                           Allfirst Bank
                           PO Box 1596
                           Baltimore, MD 21203 USA
                           JHU Acct. # 9000522
                           ABA # 052000113

Ref. JHU SOM Office of Technology Licensing, Alan Mullenax (also include invention DM number)

Company shall be responsible for any costs associated with wire transfers.

         7.3 This Agreement is binding upon and shall inure to the benefit of JHU, its successors and assignees and shall not be assignable to another party without the written consent of JHU, which consent shall not be unreasonably withheld, except that the Company shall have the right to assign this Agreement to another party without the consent of JHU in the case of the sale or transfer by the Company of all, or substantially all, of its assets relating to the LICENSED PRODUCT or LICENSED SERVICE, to that party.

         7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

         7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

         7.6 The Company shall not use the name of HOWARD HUGHES MEDICAL INSTITUTE, THE JOHNS HOPKINS UNIVERSITY or THE JOHNS HOPKINS HEALTH SYSTEM or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of Inventors of PATENT RIGHTS in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU or an authorized representative of HHMI, as appropriate. Company shall allow at least seven (7) business days notice of any proposed public disclosure for JHU's and/or HHMI's review and comment or to provide written consent. JHU agrees to use its reasonable efforts to respond in such time and its consent shall not be unreasonably withheld. For purposes of this paragraph, notice to HHMI should be directed to:

                                             Howard Hughes Medical Institute
                                             4000 Jones Bridge Road
                                             Chevy Chase, Maryland 20815
                                             Attn: Office of the General Counsel

         7.7 JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS and that to the best of its knowledge as of the EFFECTIVE DATE, its interest as the owner of the PATENT RIGHTS is free and clear of all licenses, liens or other encumbrances with the exception of those certain retained rights of JHU and HHMI described in the definition of "EXCLUSIVE LICENSE". JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE

POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

         7.8 JHU, HHMI and the Inventors of LICENSED PRODUCT(S) and LICENSED SERVICES will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or its AFFILIATED COMPANIES or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICES from any of the foregoing entities, practice the inventions of LICENSED PRODUCT(S) and LICENSED SERVICES.

The Company shall indemnify, defend with counsel acceptable to HHMI and hold HHMI, its present and former trustees, officers, agents, faculty, and employees harmless from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorney's fees and disbursements), based upon, arising out of, or in connection with this Agreement, including without limitation any cause of action relating to product liability, whether or not HHMI or said Inventors, either jointly or severally, is named as a party defendant in a lawsuit.

The Company shall indemnify, defend with counsel acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit.

Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICES, by an AFFILIATED COMPANY or an agent or a sublicensee or a third party on behalf of or for the account of the Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICES from the Company, shall be considered the Company's practice of said inventions for purposes of this Paragraph 7.8. The obligation of the Company to defend, hold harmless and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

         7.9 Prior to initial human testing or first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE as the case may be in any particular country, the Company shall establish and maintain, in each country in which Company, an AFFILIATED COMPANY or sublicensee shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICES, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing LICENSED PRODUCT(S) and LICENSED SERVICES and will annually present evidence to JHU that such coverage is being maintained. Upon JHU's request, the Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained and agrees to increase or change the kind of insurance pertaining to the LICENSED PRODUCT(S) and LICENSED SERVICES at the request of JHU. JHU and HHMI shall each be listed as an additional insured in Company's said insurance policies.

         7.10 JHU may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided the necessary filings for protection of any such rights under applicable patent laws have been made and confidential information of the Company as defined in Paragraph 5.3, is not included or without first obtaining approval from the Company to include such matters for which patents have not been filed or confidential information. Otherwise, unless otherwise agreed to by the parties, JHU and the Inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to the licensed technology without prior approval, provided, however, in any such materials the author will note that the Company has been granted the exclusive license to the PATENT RIGHTS.

         7.11 This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

         7.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

         7.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         7.14 HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of the Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

         7.15 Upon termination of this Agreement for any reason, Paragraphs 5.3, 6.7, 7.6, 7.7, 7.8, 7.9 and 7.14 shall survive termination of this Agreement.

         7.16 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY                GMP GENETICS, INC.


By                                          By
      ---------------------------------          -------------------------------
      Elias Zerhouni, M.D.                       Bart Chernow, M.D.
      Executive Vice Dean                        President
      School of Medicine

Date:                                       Date
      ---------------------------------          -------------------------------

      I have read and agree to abide by the terms of this Agreement


By:                                         By:
      ---------------------------------          -------------------------------
      Dr. Bert Vogelstein                        Dr. Ken Kinzler

Date:                                       Date:
      ---------------------------------          -------------------------------